SUB-ITEM 77Q1(a): Copies of any material amendments to the registrants charter or by-laws

Articles Supplementary dated January 10, 2008.   Incorporated herein by
reference to Exhibit (a)(xxiv) of Post-Effective Amendment No. 56 to the Registrants Registration Statement on Form N-1A (File No. 333-11283) filed on February 28, 2008.


SUB-ITEM 77Q1(b): Copies of the text of the proposals described in
Sub-Item 77D
1.	On December 10, 2007 the Board of Directors (the Board) of
SunAmerica Focused Series, Inc. (the Fund) approved a policy change in the Focused Technology Portfolio (the Portfolio), a series of the Fund, to provide for portfolio management solely by AIG SunAmerica Asset Management Corp. (AIG SunAmerica) in lieu of the Portfolios current multi-manager strategy, to become effective on February 1, 2008. The Board also approved a change in the number of securities the Portfolio is permitted to hold, effective February 1, 2008, from a total of up to 60 securities to between 30 and 50 securities.

2.	On February 21, 2008, the Board of the Fund approved the following changes to the Focused Asset Allocation Strategies (the Strategy
Portfolios), which are series of the Fund:

-	the principal investment techniques of the Balanced Strategy
Portfolio, Fixed Income Strategy Portfolio and Fixed Income and Equity Strategy Portfolio were amended so that the SunAmerica Senior Floating Rate Fund, Inc. (SRF) can serve as an underlying fund in these Strategy Portfolios;

-	a non-principal investment technique of the Equity Strategy
Portfolio and Multi-Asset Strategy Portfolio was amended so that SRF can serve as an underlying fund in these Strategy Portfolios;

-	a non-principal investment technique of all of the Strategy
Portfolios was amended so that the SunAmerica Money Market Fund, Inc. can serve as an underlying fund in the Strategy Portfolios; and

-	a non-principal investment technique of all of the Strategy Portfolios was amended so that the Strategy Portfolios can invest in any other affiliated SunAmerica funds

SUB-ITEM 77Q1(e): Copies of any new or amended registrant investment advisory contracts

(i)	Amendment to Investment Advisory and Management Agreement. Incorporated
herein by reference to Exhibit (d)(i)(a) of Post-Effective Amendment No. 55
to the Registrants Registration Statement on Form N-1A (File No. 333-11283) filed on December 21, 2007.

(ii)	Subadvisory Agreement between AIG SunAmerica and Marsico Capital
Management, LLC. Incorporated herein by reference to Exhibit (d)(i)(a)(viii) of Post-Effective Amendment No. 55 to the Registrants Registration Statement on Form N-1A (File No. 333-11283) filed on December 21, 2007.